Exhibit 10.3
FORM OF COMPRESSCO PARTNERS, L.P.
2011 LONG TERM INCENTIVE PLAN
     SECTION 1. Purpose of the Plan.
     The Compressco Partners, L.P. 2011 Long Term Incentive Plan (the “Plan”) has been adopted by Compressco Partners GP Inc. (the “Company”), the general partner of Compressco Partners, L.P., a Delaware limited partnership (the “Partnership”). The Plan is intended to promote the interests of the Company and the Partnership by providing to Employees, Consultants and Directors incentive compensation awards based on Units to encourage superior performance. The Plan is also contemplated to enhance the ability of the Company, the Partnership and their Affiliates to attract and retain the services of individuals who are essential for the growth and profitability of the Company, the Partnership and their Affiliates and to encourage them to devote their best efforts to advancing the business of the Company, the Partnership and their Affiliates.
     SECTION 2. Definitions.
     As used in the Plan, the following terms shall have the meanings set forth below:
     “409A Award” means an Award that constitutes a “deferral of compensation” within the meaning of the 409A Regulations, whether by design, due to a subsequent modification in the terms and conditions of such Award or as a result of a change in applicable law following the date of grant of such Award, and that is not exempt from Section 409A of the Code pursuant to an applicable exemption.
     “409A Regulations” means the applicable Treasury regulations and other interpretive guidance promulgated pursuant to Section 409A of the Code.
     “Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.
     “Award” means a Restricted Unit, a Phantom Unit, a Unit Award, Option, Unit Appreciation Right, an Other Unit-Based Award or a Substitute Award granted under the Plan, and includes any tandem DERs granted with respect to Awards (other than Restricted Units and Unit Awards).
     “Award Agreement” means the written or electronic agreement by which an Award shall be evidenced.
     “Board” means the Board of Directors of the Company.
     “Change of Control” means, and shall be deemed to have occurred upon, one or more of the following events:

     (i) any transaction or series of transactions that results in any Person or group of Persons other than the Company (or its successor or survivor by way of merger, consolidation, or some other transaction, or a parent or subsidiary thereof) or an Affiliate of the Company acquiring an ownership interest, directly or indirectly, in twenty-five percent (25%) or more of the Partnership (or its successor or survivor by way of merger, consolidation, or some other transaction, or a parent or subsidiary thereof);
     (ii) the limited partners of the Partnership approve, in one transaction or a series of transactions, a plan of complete liquidation of the Partnership;
     (iii) the sale or other disposition by either the Company or the Partnership of all or substantially all of its assets in one or more transactions to any Person other than the Company or an Affiliate of the Company;
     (iv) a transaction resulting in a Person other than the Company (or its successor or survivor by way of merger, consolidation, or some other transaction, or a parent or subsidiary thereof) or an Affiliate thereof being the general partner of the Partnership (or its successor or survivor by way of merger, consolidation, or some other transaction, or a parent or subsidiary thereof); or
     (v) any other event specified as a “Change of Control” in an applicable Award Agreement.
     Notwithstanding the foregoing, the Committee may elect in an Award Agreement to specify a different definition of “Change of Control” for purposes of complying with Section 409A of the Code or for any other reason as deemed appropriate by the Committee.
     “Code” means the Internal Revenue Code of 1986, as amended.
     “Committee” means the entity appointed by the Board to administer the Plan, which may be the Board, any compensation committee of the Board, an Affiliate’s board of directors or a committee thereof, or such other committee as may be appointed by the Board.
     “Consultant” means an individual who renders consulting services to the Company, the Partnership or an Affiliate of either the Company or the Partnership.
     “Director” means a member of the Board who is not an Employee or a Consultant (other than in that individual’s capacity as a Director).
     “Distribution Equivalent Right” or “DER” means a contingent right, granted in tandem with a specific Award (other than a Restricted Unit or a Unit Award), to receive with respect to each Unit subject to an Award an amount in cash, Units and/or Phantom Units, as determined by the Committee in its sole discretion, equal in value to the distributions made by the Partnership with respect to a Unit during the period such Award is outstanding.
     “Employee” means an employee of the Company, the Partnership or an Affiliate of either the Company or the Partnership.

     “Exchange Act” means the Securities Exchange Act of 1934, as amended.
     “Fair Market Value” means the closing sales price of a Unit on the principal national securities exchange or other market in which trading in Units occurs on the most recent date on which Units were publicly traded preceding the date with respect to which the Fair Market Value determination is made as reported in The Wall Street Journal (or other reporting service approved by the Committee). If Units are not traded on a national securities exchange or other market at the time a determination of fair market value is required to be made hereunder, the determination of fair market value shall be made by the Committee in good faith using a “reasonable application of a reasonable valuation method” within the meaning of the 409A Regulations (specifically, Treasury Regulation Section 1.409A-1(b)(5)(iv)(B)).
     “Option” means an option to purchase Units granted under the Plan.
     “Other Unit-Based Award” means an award granted pursuant to Section 6(c) of the Plan.
     “Participant” means an Employee, Consultant or Director granted an Award under the Plan.
     “Person” means an individual or a corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, association, governmental agency or political subdivision thereof or other entity.
     “Phantom Unit” means a notional Unit granted under the Plan that entitles the Participant to receive, at the time of settlement, a Unit or an amount of cash equal to the Fair Market Value of a Unit, as determined by the Committee in its sole discretion.
     “Restricted Period” means the period established by the Committee with respect to an Award during which the Award remains subject to forfeiture and is either not exercisable by or payable to the Participant, as the case may be.
     “Restricted Unit” means a Unit granted under the Plan that is subject to a Restricted Period.
     “Retirement” means termination of a Participant’s employment with or consulting services to the Company and its Affiliates or membership as a Director, whichever is applicable, in each case, under circumstances that constitute retirement as determined by the Committee.
     “Rule 16b-3” means Rule 16b-3 promulgated by the SEC under the Exchange Act or any successor rule or regulation thereto as in effect from time to time.
     “SEC” means the Securities and Exchange Commission or any successor thereto.
     “Substitute Award” means an award granted pursuant to Section 6(g) of the Plan.
     “Unit Distribution Right” or “UDR” means a distribution made by the Partnership with respect to a Restricted Unit.

     “Unit” means a common unit of the Partnership.
     “Unit Appreciation Right” means a contingent right granted under the Plan that entitles the holder to receive, in cash or Units, as determined by the Committee in its sole discretion, an amount equal to the excess of the Fair Market Value of a Unit on the exercise date of the Unit Appreciation Right (or another specified date) over the exercise price of the Unit Appreciation Right.
     “Unit Award” means a grant of a Unit that is not subject to a Restricted Period.
     SECTION 3. Administration.
     (a) Authority of the Committee. A majority of the Committee shall constitute a quorum, and the acts of the members of the Committee who are present at any meeting thereof at which a quorum is present, or acts unanimously approved by the members of the Committee in writing, shall be the acts of the Committee. Subject to the following and any applicable law, the Committee, in its sole discretion, may delegate any or all of its powers and duties under the Plan, including the power to grant Awards under the Plan, to the then-current Chief Executive Officer of the Company, subject to such limitations on such delegated powers and duties as the Committee may impose, if any. Upon any such delegation all references in the Plan to the “Committee,” other than in Section 7, shall be deemed to include the Chief Executive Officer. Any such delegation shall not limit the Chief Executive Officer’s right to receive Awards under the Plan; provided, however, the Chief Executive Officer may not grant Awards to himself, a Director or any executive officer of the Company or an Affiliate, or take any action with respect to any Award previously granted to himself, an individual who is an executive officer or a Director. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of Units to be covered by Awards; (iv) determine the terms and conditions of any Award, consistent with the terms of the Plan, which terms may include any provision regarding the acceleration of vesting or waiver of forfeiture restrictions and any other condition or limitation regarding an Award, based on such factors as the Committee shall determine, in its sole discretion; (v) determine whether, to what extent, and under what circumstances Awards may be vested, settled, exercised, canceled, or forfeited; (vi) interpret and administer the Plan and any instrument or agreement relating to an Award made under the Plan; (vii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (viii) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or an Award Agreement in such manner and to such extent as the Committee deems necessary or appropriate, but in no event shall an action of the Committee materially reduce the rights or benefits of a Participant with respect to an Award without the consent of such Participant. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all Persons, including the Company, the Partnership, any Affiliate, any Participant, and any beneficiary of any Award.

     (b) Limitation of Liability. The Committee and each member thereof shall be entitled to, in good faith, rely or act upon any report or other information furnished to it, him or her by any officer or employee of the Company, the Partnership or their Affiliates, the Company’s or the Partnership’s legal counsel, independent auditors, consultants or any other agents assisting in the administration of the Plan. Members of the Committee and any officer or employee of the Company, the Partnership or any of their Affiliates acting at the direction or on behalf of the Committee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the fullest extent permitted by law, be indemnified and held harmless by the Company with respect to any such action or determination.
      (c) Exemptions from Section 16(b) Liability. It is the intent of the Company that the grant of any Awards to, or other transaction by, a Participant who is subject to Section 16 of the Exchange Act shall be exempt from Section 16(b) of the Exchange Act pursuant to Rule 16b-3 or another applicable exemption (except for transactions acknowledged by the Participant in writing to be non-exempt). Accordingly, if any provision of the Plan or any Award Agreement does not comply with the requirements of Rule 16b-3 or such other exemption as then applicable to any such transaction, such provision shall be construed or deemed amended to the extent necessary to conform to the applicable requirements of Rule 16b-3 so that such Participant shall avoid liability under Section 16(b) of the Exchange Act.
     SECTION 4. Units.
     (a) Limits on Units Deliverable. Subject to adjustment as provided in Section 4(c), the number of Units that may be delivered with respect to Awards under the Plan will not exceed 1,537,122 Units. Units withheld from an Award or surrendered by a Participant to either satisfy the Company’s or an Affiliate’s tax withholding obligations with respect to the Award or pay the exercise price of an Award (including the withholding of Units, where applicable) shall not be considered to be Units delivered under the Plan for this purpose. If any Award is forfeited, cancelled, exercised, paid, or otherwise terminates or expires without the actual delivery of Units pursuant to such Award (the grant of Restricted Units is not a delivery of Units for this purpose), the Units subject to such Award shall again be available for Awards under the Plan (including Units not delivered in connection with the exercise of an Option or Unit Appreciation Right). There shall not be any limitation on the number of Awards that may be paid in cash.
     (b) Sources of Units Deliverable Under Awards. Any Units delivered pursuant to an Award shall consist, in whole or in part, of Units acquired in the open market, from any Affiliate, the Partnership or any other Person, Units otherwise issuable by the Partnership, or any combination of the foregoing, as determined by the Committee in its discretion.
     (c) Anti-dilution Adjustments. With respect to any “equity restructuring” event that could result in an additional compensation expense to the Company or the Partnership pursuant to the provisions of FASB Accounting Standards Codification, Topic 718 if adjustments to Awards with respect to such event were discretionary, the Committee shall equitably adjust the number and type of Units covered by each outstanding Award and the terms and conditions, including the exercise price and performance criteria (if any), of such Award to equitably reflect such restructuring event and shall adjust the number and type of Units (or other securities or property) with respect to which Awards may be granted after such event. With respect to any other similar event that would not result in a FASB Accounting Standards Codification, Topic 718 accounting charge if the adjustment to Awards with respect to such event were subject to discretionary action, the Committee shall have complete discretion to adjust Awards in such manner as it deems appropriate with respect to such other event. In the event the Committee makes any adjustment pursuant to the foregoing provisions of this Section 4(c), the Committee shall make a corresponding and proportionate adjustment with respect to the maximum number of Units that may be delivered with respect to Awards under the Plan as provided in Section 4(a) and the kind of Units or other securities available for grant under the Plan.
     (d) Additional Issuances. Except as hereinbefore expressly provided, the issuance by the Company of units for cash, property, labor or services, upon direct sale, or upon the conversion of units or obligations of the Company convertible into such units, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of Units subject to Awards theretofore granted pursuant to the Plan.
     SECTION 5. Eligibility.
     Any Employee, Consultant or Director shall be eligible to be designated a Participant by the Committee and receive an Award under the Plan. Notwithstanding the foregoing, Employees, Consultants and Directors that provide services to Affiliates that are not considered a single employer with the Partnership under Section 414(b) of the Code or Section 414(c) of the Code shall not be eligible to receive Awards which are subject to Section 409A of the Code until the Affiliate adopts the Plan as a participating employer in accordance with Section 10. Further, if the Units issuable pursuant to an Award are intended to be registered with the SEC on Form S-8, then only Employees, Consultants, and Directors of the Partnership or a parent or subsidiary of the Partnership (within the meaning of General Instruction A.1(a) to Form S-8) will be eligible to receive such an Award.
     SECTION 6. Awards.
     (a) Restricted Units and Phantom Units. The Committee shall have the authority to determine the Employees, Consultants and Directors to whom Restricted Units and Phantom Units shall be granted, the number of Restricted Units or Phantom Units to be granted to each such Participant, the Restricted Period, the conditions under which the Restricted Units or Phantom Units may become vested or forfeited and such other terms and conditions as the Committee may establish with respect to such Awards.
     (i) UDRs. To the extent provided by the Committee, in its discretion, a grant of Restricted Units may provide that the distributions made by the Partnership with respect to the Restricted Units shall be subject to the same forfeiture and other restrictions as the Restricted Unit and, if restricted, such distributions shall be held, without interest, until the Restricted Unit vests or is forfeited with the UDR being paid or forfeited at the same time, as the case may be. In addition, the Committee may provide that such distributions be used to acquire additional Restricted Units for the Participant. Such additional Restricted Units may be subject to such vesting and other terms as the Committee may prescribe. Absent such a restriction on the UDRs in the Award

Agreement, UDRs shall be paid promptly to the holder of the Restricted Unit without vesting restrictions.
     (ii) Forfeitures. Except as otherwise provided in the terms of the applicable Award Agreement, upon termination of a Participant’s employment with or consulting services to the Company and its Affiliates or membership as a Director, whichever is applicable, for any reason during the applicable Restricted Period, all outstanding, unvested Restricted Units and Phantom Units awarded the Participant shall be automatically forfeited on such termination unless the Committee, in its discretion, waives in whole or in part such forfeiture with respect to a Participant’s Restricted Units and/or Phantom Units, at which time the Award would become vested to the extent the Committee provides.
     (iii) Lapse of Restrictions.
     (A) Phantom Units. During the ten day period immediately following vesting of each Phantom Unit, subject to the provisions of Section 8(b), the Participant shall be entitled to settlement of such Phantom Unit and shall receive from the Company either one Unit or an amount in cash equal to the Fair Market Value of a Unit, as determined by the Committee in its discretion.
     (B) Restricted Units. Upon the vesting of each Restricted Unit, subject to satisfying the tax withholding obligations of Section 8(b), the Participant shall be entitled to have the restrictions removed from his or her Award so that the Participant then holds an unrestricted Unit.
     (b) Unit Awards. Unit Awards may be granted under the Plan to such Employees, Consultants and/or Directors and in such amounts as the Committee, in its discretion, may select.
     (c) Other Unit-Based Awards. Other Unit-Based Awards may be granted under the Plan to such Employees, Consultants and/or Directors and in such amounts as the Committee, in its discretion, may select. An Other Unit-Based Award shall be an Award denominated or payable in, valued in or otherwise based on or related to Units, in whole or in part. The Committee shall determine the terms and conditions of any such Other Unit-Based Award. Upon or as soon as reasonably practical following vesting, an Other Unit-Based Award may be settled, as determined by the Committee in its sole discretion, in cash, Units (including Restricted Units) or any combination thereof as provided in the applicable Award Agreement.
     (d) Options. The Committee may grant Options that are intended to comply with Treasury Regulation Section 1.409A-l(b)(5)(i)(A) only to Employees, Consultants or Directors performing services for the Partnership or a corporation or other type of entity in a chain of corporations or other entities in which each corporation or other entity has a “controlling interest” in another corporation or entity in the chain, starting with the Partnership and ending with the corporation or other entity for which the Employee, Consultant or Director performs services. For purposes of this Section 6(d), “controlling interest” means (i) in the case of a corporation, ownership of stock possessing at least 50% of total combined voting power of all classes of stock of such corporation entitled to vote or at least 50% of the total value of shares of all classes of stock of such corporation; (ii) in the case of a partnership, ownership of at least 50% of the profits interest or capital interest of such partnership; (iii) in the case of a sole proprietorship, ownership of the sole proprietorship; or (iv) in the case of a trust or estate, ownership of an actuarial interest (as defined in Treasury Regulation Section 1.414(c)-2(b)(2)(ii)) of at least 50% of such trust or estate. The Committee may grant Options that are otherwise exempt from or compliant with Section 409A of the Code to any eligible Employee, Consultant or Director. The Committee shall have the authority to determine the number of Units to be covered by each Option, the purchase price therefor and the Restricted Period and other conditions and limitations applicable to the exercise of the Option, including the following terms and conditions and such additional terms and conditions, as the Committee shall determine, that are not inconsistent with the provisions of the Plan.
     (i) Exercise Price. The exercise price per Unit purchasable under an Option that does not provide for the deferral of compensation under the 409A Regulations shall be determined by the Committee at the time the Option is granted but, except with respect to Substitute Awards, may not be less than the Fair Market Value of a Unit as of the date of grant of the Option. The exercise price per Unit purchasable under an Option that does not provide for the deferral of compensation by reason of satisfying the short-term deferral rule set forth in the 409A Regulations or that is compliant with Section 409A of the Code shall be determined by the Committee at the time the Option is granted.
     (ii) Time and Method of Exercise. The Committee shall determine the exercise terms and the Restricted Period with respect to an Option grant, which may include, without limitation, a provision for accelerated vesting upon the achievement of specified performance goals or other events, and the method or methods by which payment of the exercise price with respect thereto may be made or deemed to have been made, which may include, without limitation, cash, check acceptable to the Company, withholding Units from an Award, a “cashless-broker” exercise through procedures approved by the Committee, or any combination of the above methods, having a Fair Market Value on the exercise date equal to the relevant exercise price.
     (iii) Forfeitures. Except as otherwise provided in the terms of the Award Agreement, upon termination of a Participant’s employment or service with the Company and its Affiliates or membership on the Board, whichever is applicable, for any reason during the applicable Restricted Period, all unvested Options shall be forfeited by the Participant. The Committee may, in its discretion, waive in whole or in part such forfeiture with respect to a Participant’s Options; provided that the waiver contemplated under this Section 6(d)(iii) shall be effective only to the extent that such waiver will not cause the Participant’s Options that are designed to satisfy Section 409A of the Code to fail to satisfy such section.
     (e) Unit Appreciation Rights. The Committee shall have the authority to determine the Employees, Consultants and Directors to whom Unit Appreciation Rights shall be granted, the number of Units to be covered by each grant, whether Units or cash shall be delivered upon exercise, the exercise price therefor and the conditions and limitations applicable to the exercise of the Unit Appreciation Rights, including the following terms and conditions and such additional terms and conditions as the Committee shall determine, that are not inconsistent with the provisions of the Plan.
     (i) Exercise Price. The exercise price per Unit Appreciation Right shall be determined by the Committee at the time the Unit Appreciation Right is granted and may be more or less than the Fair Market Value of a Unit as of the date of grant of the Award. Notwithstanding the foregoing, the exercise price per Unit that may be acquired under a Unit Appreciation Right that does not provide for the deferral of compensation under the 409A Regulations shall not be less than the Fair Market Value of a Unit as of the date of grant of the Unit Appreciation Right.
     (ii) Time of Exercise. The Committee shall determine the Restricted Period and the time or times at which a Unit Appreciation Right may be exercised in whole or in part, which may include, without limitation, accelerated vesting upon the achievement of specified performance goals or other events.
     (iii) Forfeitures. Except as otherwise provided in the terms of the Award Agreement, upon termination of a Participant’s employment with or service to the General Partner, the Partnership and their Affiliates or membership on the Board, whichever is applicable, for any reason during the applicable Restricted Period, all outstanding Unit Appreciation Rights awarded to the Participant shall be automatically forfeited on such termination. The Committee may, in its discretion, waive in whole or in part such forfeiture with respect to a Participant’s Unit Appreciation Rights.
     (f) DERs. To the extent provided by the Committee, in its discretion, an Award (other than a Restricted Unit or Unit Award) may include a tandem DER grant, which may provide that such DERs shall be paid directly to the Participant, be credited to a bookkeeping account (with or without interest in the discretion of the Committee) subject to the same vesting restrictions as the tandem Award, or be subject to such other provisions or restrictions as determined by the Committee in its discretion. Absent a contrary provision in the Award Agreement, DERs shall be paid to the Participant without restriction at the same time as ordinary cash distributions are paid by the Partnership to its unitholders. Notwithstanding the foregoing, DERs shall only be paid in a manner that is either exempt from or in compliance with Section 409A of the Code.
     (g) Substitute Awards. Awards may be granted under the Plan in substitution of similar awards held by individuals who become Employees, Consultants or Directors as a result of a merger, consolidation or acquisition by the Partnership or an Affiliate of another entity or the assets of another entity. Such Substitute Awards that are Options or Unit Appreciation Rights may have exercise prices less than the Fair Market Value of a Unit on the date of the substitution if such substitution complies with Section 409A of the Code and the 409A Regulations and other applicable laws and exchange rules.
     (h) General.
     (i) Awards May Be Granted Separately or Together. Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for any other Award granted under the Plan or any award granted under any other plan of the Company or any Affiliate. Awards granted in addition to or in tandem with other Awards or awards granted under any other plan of the Company or any Affiliate may be granted either at the same time as or at a different time from the grant of such other Awards or awards.
     (ii) Limits on Transfer of Awards.
     (A) Each Option and Unit Appreciation Right shall be exercisable only by the Participant during the Participant’s lifetime, or by the Person to whom the Participant’s rights shall pass by will or the laws of descent and distribution.
     (B) No Award and no right under any such Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company, the Partnership or any Affiliate.
     (iii) Issuance of Units. The Units or other securities of the Partnership delivered pursuant to an Award may be evidenced in any manner deemed appropriate by the Committee in its sole discretion, including, but not limited to, in the form of a certificate issued in the name of the Participant or by book entry, electronic or otherwise, and shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the SEC, any stock exchange upon which such Units or other securities are then listed, and any applicable federal or state laws, and the Committee may cause a legend or legends to be inscribed on any such certificates or book entry to make appropriate reference to such restrictions.
     (iv) Consideration for Grants. Awards may be granted for such consideration, including services, as the Committee shall determine.
     (v) Restrictions on Awards. The right of a Participant to exercise or receive a grant or settlement of an Award, and the timing thereof, may be subject to service or performance conditions as may be specified by the Committee. The Committee may use such individual or business criteria or other measures of performance as it may deem appropriate in establishing any such conditions, and it may exercise its discretion to reduce or increase the amounts payable under any Award subject to such conditions.
     (vi) Delivery of Units or other Securities and Payment by Participant of Consideration. Notwithstanding anything in the Plan or any Award Agreement to the contrary, delivery of Units pursuant to the exercise, vesting and/or settlement of an Award may be deferred for any period during which, in the good faith determination of the Committee, the Company is not reasonably able to obtain Units to deliver pursuant to such Award without violating applicable law or the applicable rules or regulations of any governmental agency or authority or securities exchange. No Units or other securities shall be delivered pursuant to any Award until payment in full of any amount required to be paid pursuant to the Plan or the applicable Award Agreement (including, without limitation, any exercise price or tax withholding) is received by the Company.
     SECTION 7. Amendment and Termination.
     Except to the extent prohibited by applicable law:
     (a) Amendments to the Plan and Awards. Except as required by applicable law or the rules of the principal securities exchange, if any, on which the Units are traded, the Board or the Committee may amend, alter, suspend, discontinue, or terminate the Plan in any manner, including increasing the number of Units available for Awards under the Plan, without the consent of any partner, Participant, other holder or beneficiary of an Award, or any other Person. Notwithstanding the foregoing, the Committee may waive any conditions or rights under, amend any terms of, or alter any Award theretofore granted, provided that no change, other than pursuant to Section 7(b), 7(c), or 7(d) below, in any Award shall materially reduce the rights or benefits of a Participant with respect to an Award without the consent of such Participant.
     (b) Recapitalizations. If the Company recapitalizes, reclassifies its equity securities, or otherwise changes its capital structure (a “recapitalization”), the number and class of Units covered by an Award theretofore granted shall be adjusted so that such Award shall thereafter cover the number and class of Units and securities to which the holder would have been entitled pursuant to the terms of the recapitalization if, immediately prior to the recapitalization, the holder had been the holder of record of the number of Units then covered by such Award and the unit limitations provided in Section 4 shall be adjusted in a manner consistent with the recapitalization.
     (c) Award Adjustment. In the event of changes in the outstanding Units by reason of recapitalization, reorganizations, mergers, consolidations, combinations, exchanges or other relevant changes in capitalization occurring after the date of the grant of any Award and not otherwise provided for by this Section 7, any outstanding Awards and any agreements evidencing such Awards shall be subject to adjustment by the Committee at its discretion as to the number and price of Units or other consideration subject to such Awards. In the event of any such change in the outstanding Units, the share limitations provided in Section 4 may be appropriately adjusted by the Committee, whose determination shall be conclusive.
     (d) Change of Control. Upon a Change of Control the Committee, acting in its sole discretion without the consent or approval of any holder, may affect one or more of the following alternatives, which may vary among individual holders and which may vary among Awards: (i) remove any applicable forfeiture restrictions on any Award; (ii) accelerate the time at which the Restricted Period shall lapse to a specific date, before or after such Change of Control, specified by the Committee; (iii) require the mandatory surrender to the Company by selected holders of some or all of the outstanding Awards held by such holders (irrespective of whether such Awards are then subject to a Restricted Period or other restrictions pursuant to the Plan) as of a date, before or after such Change of Control, specified by the Committee, in which event the Committee shall thereupon cancel such Awards and pay to each holder an amount of cash per unit equal to the amount calculated in Section 7(e) (the “Change of Control Price”); or (iv) make such adjustments to Awards then outstanding as the Committee deems appropriate to reflect such Change of Control; provided, however, that the Committee may determine in its sole discretion that no adjustment is necessary to Awards then outstanding.
     (e) Change of Control Price. The “Change of Control Price” shall equal the amount determined in clause (i), (ii), (iii), (iv) or (v), whichever is applicable, as follows: (i) the per unit price offered to Unit holders in any merger or consolidation, (ii) the per unit value of the Units immediately before the Change of Control without regard to assets sold in the Change of Control and assuming the Company has received the consideration paid for the assets in the case of a sale of the assets, (iii) the amount distributed per Unit in a dissolution transaction, (iv) the price per unit offered to Unit holders in any tender offer or exchange offer whereby a Change of Control takes place, or (v) if such Change of Control occurs other than pursuant to a transaction described in clauses (i), (ii), (iii), or (iv) of this Section 7(e), the Fair Market Value per unit of the units that may otherwise be obtained with respect to such Awards or to which such Awards track, as determined by the Committee as of the date determined by the Committee to be the date of cancellation and surrender of such Awards. In the event that the consideration offered to unitholders of the Company in any transaction described in this Section 7(e) or Section 7(d) consists of anything other than cash, the Committee shall determine the fair cash equivalent of the portion of the consideration offered which is other than cash.
     (f) Acceleration of Vesting and Lapse of Restrictions. Unless otherwise provided in an Award Agreement, upon the Retirement of a Participant, or upon termination of a Participant’s employment with or consulting services to the Company and its Affiliates or membership as a Director, whichever is applicable, due to the Participant’s death or disability, the Committee, acting in its sole discretion without the consent or approval of any holder, may affect either or both of the following alternatives with respect to Awards held by such Participant, which may vary among individual holders and which may vary among Awards: (i) remove any applicable forfeiture restrictions on any Award; or (ii) accelerate the time at which the Restricted Period shall lapse to a specific date, before or after such Retirement or termination, specified by the Committee; provided, however, that no action shall be taken under this Section 7(f) with respect to a 409A Award if such action would cause the Award to fail to comply with Section 409A of the Code and the 409A Regulations. Any action taken by the Committee pursuant to this Section 7(f) shall be in writing specifying the effective date of such action.
     SECTION 8. General Provisions.
     (a) No Rights to Award. No Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants. The terms and conditions of Awards need not be the same with respect to each recipient.
     (b) Tax Withholding. Unless other arrangements have been made that are acceptable to the Company, the Company or any Affiliate is authorized to deduct or withhold, or cause to be deducted or withheld, from any Award, from any payment due or transfer made under any Award or from any compensation or other amount owing to a Participant the amount (in cash, Units, Units that would otherwise be issued pursuant to such Award or other property) of any applicable taxes payable in respect of the grant or settlement of an Award, its exercise, the lapse of restrictions thereon, or any other payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Company to satisfy its withholding obligations for the payment of such taxes.
     (c) No Right to Employment or Services. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Affiliate, to continue consulting services or to remain as a Director, as applicable. Furthermore, the Company or an Affiliate may at any time dismiss a Participant from employment or consulting free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan, any Award Agreement or other agreement.
     (d) Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware without regard to its conflicts of laws principles.
     (e) Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable law or, if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.
     (f) Other Laws. The Committee may refuse to issue or transfer any Units or other consideration under an Award if, in its sole discretion, it determines that the issuance or transfer of such Units or such other consideration might violate any applicable law or regulation, the rules of the principal securities exchange on which the Units are then traded, or entitle the Partnership or an Affiliate to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary.
     (g) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any participating Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any participating Affiliate pursuant to an Award, such right shall be no greater than the right of any general unsecured creditor of the Company or any participating Affiliate.
     (h) No Fractional Units. No fractional Units shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine in its sole discretion whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Units or whether such fractional Units or any rights thereto shall be canceled, terminated or otherwise eliminated with or without consideration.

     (i) Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.
     (j) Facility of Payment. Any amounts payable hereunder to any individual under legal disability or who, in the judgment of the Committee, is unable to manage properly his financial affairs, may be paid to the legal representative of such individual, or may be applied for the benefit of such individual in any manner that the Committee may select, and the Company shall be relieved of any further liability for payment of such amounts.
     (k) Participation by Affiliates. In making Awards to Employees employed by an entity other than the Company, the Committee shall be acting on behalf of the Affiliate, and to the extent the Partnership has an obligation to reimburse the Company for compensation paid for services rendered for the benefit of the Partnership, such payments or reimbursement payments may be made by the Partnership directly to the Affiliate, and, if made to the Company, shall be received by the Company as agent for the Affiliate.
     (l) Gender and Number. Words in the masculine gender shall include the feminine gender, the plural shall include the singular and the singular shall include the plural.
     (m) Compliance with Section 409A. Nothing in the Plan or any Award Agreement shall operate or be construed to cause the Plan or an Award to fail to comply with the requirements of Section 409A of the Code. The applicable provisions of Section 409A the Code and the regulations thereunder are hereby incorporated by reference and shall control over any Plan or Award Agreement provision in conflict therewith. To the extent that any Award shall be subject to Section 409A of the Code, it shall be designed to comply with Section 409A of the Code.
     (n) Specified Employee under Section 409A. Subject to any other restrictions or limitations contained herein, in the event that a “specified employee” (as defined under Section 409A of the Code and the 409A Regulations) becomes entitled to a payment under an Award which is a 409A Award on account of a “separation from service” (as defined under Section 409A of the Code and the 409A Regulations), such payment shall not occur until the date that is six months plus one day from the date of such separation from service. Any amount that is otherwise payable within the six month period described herein will be aggregated and paid in a lump sum without interest.
     SECTION 9. Term of the Plan.
     The Plan shall be effective on the date on which the Plan is adopted by the Board and shall continue until the earliest of (i) the date terminated by the Board, (ii) all Units available under the Plan have been delivered to Participants, or (iii) the 10th anniversary of the date the Plan is adopted by the Board. However, any Award granted prior to such termination, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under such Award, shall extend beyond such termination date.

     SECTION 10. Adoption by Affiliates.
     With the consent of the Committee, any Affiliate that is not considered a single employer with the Partnership under Section 414(b) of the Code or Section 414(c) of the Code may adopt the Plan for the benefit of its Employees, Consultants or Directors by written instrument delivered to the Committee before the grant to such Affiliate’s Employees, Consultants or Directors under the Plan of any 409A Award.